UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2008

IKON Office Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-5964	23-0334400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Valley Stream Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-408-7427

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.02 Results of Operations and Financial Condition.

On January 24, 2008, IKON Office Solutions, Inc. (the "Company" or "IKON") issued a press release announcing its consolidated financial results for the quarter ended December 31, 2007. A copy of this press release is furnished as Exhibit 99.1 to this report.

Additional information regarding the first quarter fiscal year 2008 results will be discussed on a conference call hosted by the Company at 9:00 a.m. ET on Thursday, January 24, 2008. The live audio broadcast of the call, with slides, can be accessed on the Company’s Investor Relations homepage or by calling (201) 689-8261. A complete replay of the conference call will also be available on the Company’s Investor Relations homepage approximately two hours after the call ends through the next quarterly reporting period. To listen, please go to www.ikon.com and click on Investor Relations and then Calendar & Presentations. Beginning at 12:00 p.m. ET on January 24, 2008 and ending at midnight ET on January 28, 2008, a complete replay of the conference call can also be accessed via telephone by calling (877) 660-6853 or (201) 612-7415 and entering account number 270 and conference number 268152.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

In its January 24, 2008 press release, the Company also announced that it has committed to certain restructuring actions to reduce costs, increase productivity, and improve operating income. These actions were approved by the Company’s board of directors on January 22, 2008.

The Company’s principal cost reduction actions include streamlining and restructuring its field and operations structure and reducing its corporate staff. These actions will reduce headcount by approximately 285. The Company is taking these actions to improve its operating income in future periods, particularly in the second half of the fiscal year.

In the Company’s first quarter of fiscal year 2008, the Company incurred a total pretax charge of $7 million, or $0.04 per diluted share, which represents severance expenses in connection with the restructuring actions described above. The Company expects to complete the actions described above by the end of the second quarter of fiscal year 2008. The press release is furnished as Exhibit 99.1 to this report.

This report includes information that constitutes forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements relating to: our ability to improve operating income and the estimated completion date of the actions described in this report. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management’s current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to those risks and uncertainties set forth in IKON’s filings with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, IKON's current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKON Office Solutions, Inc.

January 24, 2008	By:	Robert F. Woods

Name: Robert F. Woods
Title: Senior Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 24, 2008